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                                                                    EXHIBIT 3.17

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "AMERICAN COMMERCIAL LOGISTICS LLC" IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SEVENTEENTH DAY OF OCTOBER, A.D. 2001.

                                [SEAL] /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3446239 8300                                       AUTHENTICATION:  1395089

010515723                                                    DATE: 10-17-01

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/10/2001
                                                          010515723 - 3446239

                            CERTIFICATE OF FORMATION
                                       OF
                        AMERICAN COMMERCIAL LOGISTICS LLC

      This Certificate of Formation of AMERICAN COMMERCIAL LOGISTICS LLC (the "LLC"), dated as of October 17, 2000, is being duly executed and filed by Stephen Baird, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Section 18-101 et seq.).

      FIRST: The name of the limited liability company formed hereby is AMERICAN COMMERCIAL LOGISTICS LLC.

      SECOND: The registered office of the LLC in the State of Delaware is located at The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent of the LLC at such address is The Corporation Trust Company.

      THIRD: This Certificate of Formation shall be effective on filing date, 2001.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                     By: /s/ Robert G. Burns
                                                        ------------------------
                                                         Robert G. Burns
                                                         Authorized Person